EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $1.00 per share, of McDermott International, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: February 15, 2019

The Goldman Sachs Group, Inc.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

Goldman Sachs & Co. LLC

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

West Street Capital Partners VII Offshore Investments, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

West Street Capital Partners VII - Parallel B, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

West Street Capital Partners VII Investments B, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

West Street Capital Partners VII Advisors, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

West Street Capital Partners VII Advisors B, Ltd.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact

Apicorp Managed Account Investment Vehicle, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney in Fact